Exhibit 99.1

NEWSTAR REPORTS THIRD QUARTER 2011 RESULTS

•	Net income of $3.4 million, or $5.1 million before impact of early retirement of CLO 2009-1 bonds

•	Adjusted net income was $3.6 million, or $0.07 per diluted share

•	New funded loan volume of $190 million drove net loan growth of $50 million, or 11% annualized

•	Net interest margin before the impact of early debt retirement increased to 4.61% as loan yields continued to improve

•	Credit costs decreased to $4.6 million from $6.3 million in prior quarter and NPAs declined 7% to 6% of loans

•	Book value per share increased $0.12 to $11.27 and Board authorized another $10 million share repurchase program

Boston, November 2, 2011 – NewStar Financial, Inc. (NASDAQ: NEWS), a specialized commercial finance company, today reported adjusted net income for the third quarter of 2011 of $3.6 million, or $0.07 per diluted share. On a GAAP basis, the Company reported net income of $3.4 million, or $0.06 per diluted share, which reflected $0.2 million after-tax non-cash equity compensation expense related to the 2006 IPO.

“Adjusted net income” and other non-GAAP financial measures used in this release are defined under “Non-GAAP Financial Measures” on page 5. Reconciliations between GAAP and adjusted (non-GAAP) measures can be found in the attached financial tables.

“I am pleased with our results in the third quarter. We maintained our momentum despite significant volatility - especially in the debt capital markets. Our results reflected strength in new business volume, as well as steady improvement in our credit performance and earnings capacity. We generated $190 million of new funded loan volume at very attractive spreads and net loan growth was 11% on an annualized basis,” said Tim Conway, NewStar’s Chairman and Chief Executive Officer. “Our credit performance also improved as credit costs and NPAs both declined. Loan growth and improving margins are also driving top line revenue gains and increasing our earnings power. Book value per share increased another $0.12 in the quarter to $11.27 as we continued to allocate capital to accretive share repurchases and opportunistic debt retirement.”

Managed and Owned Loan Portfolios

•	Total funded loan origination volume for the third quarter of 2011 was $190 million compared to $250 million in the second quarter.

•	Asset-based lending and equipment finance businesses originated $11 million, or 8.5% of new loan volume retained on the balance sheet.

•	The owned loan portfolio increased 3% to $1.8 billion as of September 30, 2011 compared to June 30, 2011.

•	The composition of the owned loan portfolio continued to reflect a focus on senior debt with 96% invested in 1st lien senior secured loans at September 30, 2011.

•

The owned loan portfolio continued to be balanced across industry sectors and highly diversified by issuer. As of September 30, 2011, no outstanding borrowings by a single issuer represented more than 1.7% of total loans outstanding, and the ten largest issuers comprised approximately 11% of the loan portfolio.

•

The managed loan portfolio was $2.3 billion as of September 30, 2011 reflecting the net impact of new loan origination, partially offset by prepayments and scheduled amortization of existing loans, as well as charge-offs.

•	Assets managed for the NCOF were approximately $500 million at September 30, 2011, up slightly from June 30, 2011.

Net Interest Income / Margin

•	Net interest income before provision for credit losses decreased to $18.8 million for the third quarter of 2011 compared to $20.0 million for the second quarter of 2011.

•

Net interest margin narrowed to 3.98% for the third quarter of 2011 compared to 4.28% for the second quarter of 2011 due primarily to the accelerated amortization of deferred financing fees and unamortized discount related to the early retirement of bonds issued by the 2009-1 CLO. The net interest margin was 4.61% before the impact of the early retirement of CLO bonds.

•

Adjusting for the impact of non-performing loans, the loan portfolio yield would have been 45 bps higher and net interest margin would have been 4.23%, or 4.90% before the impact of early debt retirement.

Non-Interest Income

•	Non-interest income was $3.4 million for the third quarter of 2011 compared to a loss of $0.8 million for the second quarter of 2011.

•

Non-interest income in the third quarter of 2011 consisted primarily of a $2.1 million gain on the repurchase of debt, $0.7 million of asset management income, $0.4 million of unused fees on revolving credit commitments, partially offset by a $0.6 million loss on certain equity interests retained in connection with various workouts.

Expenses

•	Operating expenses increased to $11.9 million in the third quarter of 2011 compared to $10.8 million in the second quarter of 2011 due primarily to higher professional fees.

•	The Company had 88 full-time employees as of September 30, 2011.

Income Taxes

•

Deferred tax asset decreased to $47.1 million as of September 30, 2011 from $48.5 million as of June 30, 2011. The decrease in the deferred tax asset was driven primarily by differences in the timing of when credit costs and equity compensation expenses are recognized according to GAAP and when they are deductible for income tax.

•	Approximately $29.3 million and $14.2 million of the deferred tax asset as of September 30, 2011 were related to our allowance for credit losses and equity compensation, respectively.

Loan Credit Quality

•

Credit costs decreased to $4.6 million in the third quarter of 2011 from $6.3 million in the second quarter as an increase in provision expense was more than offset by lower losses on equity interests retained in connection with workouts of impaired loans.

•	The provision for credit losses increased to $4.4 million in the third quarter of 2011 compared to $2.3 million in the second quarter of 2011.

•	Approximately $6.3 million of additional specific reserves were established in the third quarter of 2011, up slightly from $6.0 million in the second quarter of 2011.

•	The allowance for credit losses decreased to $73.0 million, or 4.10% of loans and 70% of NPLs, at September 30, 2011, compared to $78.0 million, or 4.46% of loans, at June 30, 2011.

•	One loan with a balance of $12.1 million as of September 30, 2011 was placed on non-accrual status in the third quarter of 2011.

•

Non-performing assets decreased 7% from the second quarter of 2011 due to a 5% decline in non-accruing loans and the sale of an interest in one property, which was included in other real estate owned (“OREO”). At September 30, 2011, loans with an aggregate outstanding balance of $103.8 million, net of charge-offs, were on non-accrual status compared to loans with an aggregate outstanding balance of $109.0 million, net of charge-offs, at June 30, 2011. Non-performing assets, net of charge-offs, specific reserves and other adjustments were $103.8 million, or 40% of their aggregate face amount, as of September 30, 2011.

•	Non-accrual loans with an outstanding balance of $75.7 million and an additional $8.4 million of loans as of September 30, 2011 were also delinquent loans.

•

Net charge-offs were $9.4 million, or 2.10% of loans on an annualized basis, in the third quarter of 2011 compared to $10.0 million, or 2.30% of loans on an annualized basis, in the second quarter of 2011.

•	The Company sold its interest in one property, which was included in OREO for a loss of $0.2 million.

Funding and Capital

•	Amended a credit facility with Wells Fargo as of July 12, 2011, increasing the size from $75 million to $125 million and extending the effective maturity by approximately three years.

•	Called the Class B notes of our 2009-1 CLO as of August 1, 2011 as the Class A notes fully amortized early due to higher than expected loan collateral prepayments.

•	Balance sheet leverage remained steady at 2.4x as of September 30, 2011.

•

Total cash and equivalents as of September 30, 2011 were $102.2 million, of which $27.6 million was unrestricted. Unrestricted cash decreased from approximately $49.4 million at June 30, 2011 and restricted cash decreased from approximately $109.9 million to $74.6 million.

Book Value

•

Book value per share was $11.27 at the end of the third quarter 2011 up from $11.15 at the end of the prior quarter primarily due to net income for the quarter, share repurchases and the amortization of equity compensation into stockholders’ equity.

Share Count

•

Average diluted shares outstanding were 52.6 million shares for the quarter down from 53.3 million for prior quarter. Total outstanding shares at September 30, 2011 were 49.5 million compared to 50.4 million at June 30, 2011.

•	Repurchased 855,381 shares of common stock at an average price of $9.63 during the third quarter of 2011.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 877-755-7419 approximately 5-10 minutes prior to the call. International callers should dial 973-200-3080. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through November 5, 2011 by dialing 855-859-2056. International callers should call 404-537-3406. For all replays, please use the passcode 15692131. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle market. The Company specializes in providing senior secured debt financing options to mid-sized companies to fund working capital, growth strategies, acquisition and recapitalization, as well as, equipment purchases. NewStar originates loans and leases directly through a team of experienced, senior bankers and marketing officers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $35 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT, Chicago IL, Dallas TX, Los Angeles CA, and Philadelphia, PA. For more detailed transaction and contact information, please visit our website at www.newstarfin.com.

Contact:

Colleen M. Banse	Brian J. Fischesser
500 Boylston St., Suite 1250	500 Boylston St., Suite 1250
Boston, MA 02116	Boston, MA 02116
P. 617.848.2502	P. 617.848.2512
F. 617.848.4390	F. 617.848.4398
cbanse@newstarfin.com	bfischesser@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance, financing plans and business. As such, they are subject to material risks and uncertainties, including our limited operating history; the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2010 Annual Report on Form 10-K, as supplemented by the Risk Factors contained in our Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 with the SEC on or before November 9, 2011 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “adjusted net income” and “adjusted earnings per share” mean net income or earnings per diluted share, respectively, as determined under GAAP, excluding the following items: compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering and the related impact on our effective tax rate. GAAP requires that these items be included in net income. NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results and expenses incurred in connection with the compensation expense related to restricted stock grants made since our inception as a private company, eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of adjusted net income to net income is included on page 7 of this release.

Adjusted return on average assets means adjusted net income divided by average assets for the period. Adjusted return on average equity means adjusted net income divided by average equity for the period. Adjusted efficiency ratio means operating expenses determined in accordance with GAAP less compensation expense related to restricted stock grants made since our inception as a private company. The adjusted ratios exclude unique expenses that make it difficult to assess our core performance and compare our period-over-period results.

A reconciliation of our adjusted financial measures to their GAAP equivalents is included on page 7 of this release. NewStar’s adjusted financial measures should not be considered as alternatives to financial measures determined in accordance with GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010
Assets:

Cash and cash equivalents	$27,604	$49,380	$54,365	$29,360
Restricted cash	74,610	109,942	178,364	154,505
Investments in debt securities, available-for-sale	11,431	17,117	4,014	4,036
Loans held-for-sale, net	31,192	11,565	41,386	21,302
Loans and leases, net	1,676,651	1,646,070	1,590,331	1,646,891
Deferred financing costs, net	12,608	13,287	15,504	17,683
Interest receivable	8,702	7,819	6,797	6,873
Property and equipment, net	837	927	879	760
Deferred income taxes, net	47,120	48,502	48,093	50,178
Income tax receivable	5,494	1,718	5,435	11,850
Other assets	20,075	22,525	29,798	20,868

Total assets	$1,916,324	$1,928,852	$1,974,966	$1,964,306

Liabilities:

Credit facilities	$161,909	$78,701	$108,502	57,823
Term debt	1,095,977	1,180,142	1,278,868	1,309,162
Repurchase agreements	67,554	68,000	—	—
Accrued interest payable	2,040	2,169	4,014	2,893
Accounts payable	717	774	242	240
Other liabilities	30,739	37,773	29,161	47,334

Total liabilities	1,358,936	1,367,559	1,420,787	1,417,452
Total stockholders’ equity	557,388	561,293	554,179	546,854

Total liabilities and stockholders’ equity	$1,916,324	$1,928,852	$1,974,966	$1,964,306

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands, except per share amounts)	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010
Net interest income:
Interest income	$29,500	$28,315	$28,483	$27,022
Interest expense	10,683	8,357	9,092	9,257

Net interest income	18,817	19,958	19,391	17,765
Provision for credit losses	4,408	2,337	(768)	1,176

Net interest income after provision for credit losses	14,409	17,621	20,159	16,589

Non-interest income:
Fee income	573	359	983	702
Asset management income	697	626	664	876
Gain (loss) on derivatives	252	29	(92)	(23)
Gain (loss) on sale of loans	20	108	(3)	—
Gain on acquisition	—	—	5,649	—
Other income (loss)	1,862	(1,872)	(343)	949

Total non-interest income (loss)	3,404	(750)	6,858	2,504
Operating expenses:
Compensation and benefits	7,706	7,070	7,495	6,357
Occupancy and equipment	519	497	543	457
General and administrative expenses	3,671	3,251	3,192	3,233

Total operating expenses	11,896	10,818	11,230	10,047

Income before income taxes	5,917	6,053	15,787	9,046
Income tax expense	2,508	2,607	6,414	3,583

Net income before noncontrolling interest	3,409	3,446	9,373	5,463
Net income attributable to noncontrolling interest	—	—	—	—

Net income	$3,409	$3,446	$9,373	$5,463

After tax adjustments to net income:
IPO related compensation and benefits expense(1)	210	204	711	519

Adjusted net income	$3,619	$3,650	$10,084	$5,982

Net income per share:
Basic	$0.07	$0.07	$0.19	$0.11
Diluted	$0.06	$0.06	$0.18	$0.11

Weighted average shares outstanding:
Basic	47,942,803	48,506,818	48,745,084	49,305,989
Diluted	52,618,806	53,257,881	52,749,213	50,323,951

Adjusted net income per share:
Basic	$0.08	$0.08	$0.21	$0.12
Diluted	$0.07	$0.07	$0.19	$0.12

Adjusted weighted average shares outstanding:
Basic	47,942,803	48,506,818	48,745,084	49,305,989
Diluted	52,618,806	53,257,881	52,749,213	50,323,951

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Nine Months Ended September 30,
($ in thousands, except per share amounts)	2011	2010
Net interest income:
Interest income	$84,803	$84,343
Interest expense	27,582	31,466

Net interest income	57,221	52,877
Provision for credit losses	12,998	33,765

Net interest income after provision for credit losses	44,223	19,112

Non-interest income:
Fee income	1,507	1,426
Asset management income	1,951	2,208
Gain on derivatives	277	120
Gain (loss) on sale of loans	128	(113)
Other income (loss)	(1,690)	8,197

Total non-interest income	2,173	11,838
Operating expenses:
Compensation and benefits	22,321	18,923
Occupancy and equipment	1,540	1,551
General and administrative expenses	9,002	8,909

Total operating expenses	32,863	29,383

Income before income taxes	13,533	1,567
Income tax expense	5,752	520

Net income before noncontrolling interest	7,781	1,047
Net income attributable to noncontrolling interest	—	(187)

Net income	$7,781	$860

After tax adjustments to net income:
IPO related compensation and benefits expense(1)	717	1,738

Adjusted net income	$8,498	$2,598

Net income per share:
Basic	$0.16	$0.02
Diluted	$0.15	$0.02

Weighted average shares outstanding:
Basic	48,329,503	49,686,636
Diluted	53,115,709	50,320,029

Adjusted net income per share:
Basic	$0.18	$0.05
Diluted	$0.16	$0.05

Adjusted weighted average shares outstanding:
Basic	48,329,503	49,686,636
Diluted	53,115,709	50,320,029

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

Three Months Ended
($ in thousands)	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010
Performance Ratios:
Return on average assets	0.71%	0.74%	1.93%	1.11%
Return on average equity	2.41	2.46	6.76	3.97
Net interest margin, before provision	3.98	4.28	4.01	3.63
Efficiency ratio	53.53	56.32	42.78	49.57
Portfolio yield	6.58	6.42	6.33	5.87

Credit Quality Ratios:
Delinquent loan rate (at period end)	4.72%	4.93%	6.74%	6.21%
Delinquent loan rate for accruing loans 60 days or more past due (at period end)	0.47	—	0.50	0.48
Non-accrual loan rate (at period end)	5.83	6.23	7.98	7.29
Non-performing asset rate (at period end)	5.83	6.38	8.17	7.47
Annualized net charge off rate (end of period loans)	2.10	2.30	1.38	2.36
Annualized net charge off rate (average period loans)	2.12	2.29	1.32	2.29
Allowance for credit losses ratio (at period end)	4.10	4.46	4.99	5.20

Capital and Leverage Ratios:
Equity to assets	29.09%	29.10%	28.06%	27.84%
Debt to equity	2.38	x	2.36	x	2.50	x	2.50	x
Book value per share	$11.27	$11.15	$10.96	$10.74

Average Balances:
Loans and other debt products, gross	$1,778,988	$1,766,172	$1,782,540	$1,819,729
Interest earning assets	1,877,897	1,868,519	1,917,295	1,943,908
Total assets	1,900,623	1,868,190	1,930,917	1,958,294
Interest bearing liabilities	1,286,503	1,269,618	1,327,025	1,368,784
Equity	560,821	560,773	549,830	545,768

Allowance for credit loss activity:
Balance as of beginning of period	$78,040	$85,712	$91,468	$100,729
General provision (credit) for credit losses	(1,922)	(3,640)	(8,763)	(1,991)
Specific provision for credit losses	6,330	5,977	7,995	3,167
Net charge offs	(9,410)	(10,009)	(5,919)	(10,437)

Balance as of end of period	$73,038	$78,040	$84,781	$91,468

Supplemental Data (at period end):
Investments in debt securities, gross	$17,298	$21,184	$6,468	$6,509
Loans held-for-sale, gross	31,786	11,779	42,228	21,679
Loans held-for-investment, gross	1,781,917	1,748,810	1,698,238	1,757,958

Loans and investments in debt securities, gross	1,831,001	1,781,773	1,746,934	1,786,146
Unused lines of credit	241,902	259,029	270,793	181,892
Standby letters of credit	8,768	8,710	8,737	9,929

Total funding commitments	$2,081,671	$2,049,512	$2,026,464	$1,977,967

Loan portfolio	$1,831,001	$1,781,773	$1,746,934	$1,786,146
Loans owned by NewStar Credit Opportunities Fund	499,780	471,330	451,929	499,886

Managed loan portfolio	$2,330,781	$2,253,103	$2,198,863	$2,286,032

Loans held-for-sale, gross	$31,786	$11,779	$42,228	$21,679
Loans held-for-investment, gross	1,781,917	1,748,810	1,698,238	1,757,958

Total loans, gross	1,813,703	1,760,589	1,740,466	1,779,637
Deferred fees, net	(33,212)	(25,299)	(24,247)	(20,926)
Allowance for loan losses - general	(19,126)	(21,053)	(24,152)	(32,242)
Allowance for loan losses - specific	(53,522)	(56,602)	(60,350)	(58,276)

Total loans, net	$1,707,843	$1,657,635	$1,631,717	$1,668,193

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Nine Months Ended September 30,
($ in thousands)	2011	2010
Performance Ratios:
Return on average assets	0.55%	0.06%
Return on average equity	1.86	0.21
Net interest margin, before provision	4.07	3.46
Efficiency ratio	55.33	45.54
Portfolio yield	6.37	5.91

Credit Quality Ratios:
Annualized net charge off rate (end of period loans)	1.86	4.32
Annualized net charge off rate (average period loans)	1.87	4.00

Average Balances:
Loans and other debt products, gross	$1,777,485	$1,904,756
Interest earning assets	1,878,825	2,043,488
Total assets	1,875,643	2,045,206
Interest bearing liabilities	1,272,219	1,465,406
Equity	559,811	545,820

Allowance for credit loss activity:
Balance as of beginning of period	$84,781	$114,470
General provision (credit) for credit losses	(5,388)	(5,935)
Specific provision for credit losses	18,386	39,700
Net charge offs	(24,741)	(56,767)

Balance as of end of period	$73,038	$91,468

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Three Months Ended
($ in thousands)	September 30, 2011	June 30, 2011	December 31, 2010	September 30, 2010
Performance Ratios:
Return on average assets	0.76%	0.78%	2.07%	1.21%
Return on average equity	2.56	2.61	7.28	4.35
Efficiency ratio	51.90	54.46	39.74	45.33

Consolidated Statement of Operations Adjustments(1):
Operating expenses	$11,896	$10,818	$11,230	$10,047
Less: IPO related compensation and benefits expense (2)	364	358	798	860

Adjusted operating expenses	$11,532	$10,460	$10,432	$9,187

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Nine Months Ended September 30,
($ in thousands)	2011	2010
Performance Ratios:
Return on average assets	0.61%	0.17%
Return on average equity	2.03	0.64
Efficiency ratio	53.25	41.12

Consolidated Statement of Operations Adjustments(1):
Operating expenses	$32,863	$29,383
Less: IPO related compensation and benefits expense (2)	1,233	2,850

Adjusted operating expenses	$31,630	$26,533

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	September 30, 2011		June 30, 2011		December 31, 2010		September 30, 2010

Portfolio Data:
First mortgage	$252,311	13.8%	$253,393	14.2%	$264,156	15.1%	$270,029	15.1%
Senior secured asset-based	109,084	6.0	106,181	6.0	73,764	4.2	7,006	0.4
Senior secured cash flow	1,402,856	76.6	1,355,194	76.0	1,356,805	77.7	1,443,526	80.8
Other	66,750	3.6	67,005	3.8	52,209	3.0	65,585	3.7

Total	$1,831,001	100.0%	$1,781,773	100.0%	$1,746,934	100.0%	$1,786,146	100.0%

Leveraged Finance	$1,457,512	79.6%	$1,411,198	79.2%	$1,396,934	80.0%	$1,502,588	84.1%
Real Estate	270,736	14.8	271,818	15.3	282,610	16.2	283,558	15.9
Business Credit	102,753	5.6	98,757	5.5	67,390	3.8	—	—

Total	$1,831,001	100.0%	$1,781,773	100.0%	$1,746,934	100.0%	$1,786,146	100.0%